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As filed with the Securities and Exchange Commission on April 9, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CONDUCTUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	3361	77-0162388
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

969 W. Maude Avenue
Sunnyvale, California 94085
(408) 523-9950
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

CHARLES E. SHALVOY
President and Chief Executive Officer
Conductus, Inc.
969 W. Maude Avenue
Sunnyvale, California 94085
(408) 523-9950
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Richard S. Grey, Esq.
Orrick, Herrington & Sutcliffe LLP
400 Sansome Street
San Francisco, CA 94111

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, $0.0001 par value	5,475,000 shares	$2.32	$12,702,000	$1,168.58

(1)
Estimated solely for the purpose of computing the amount of the registration fee based on the average of the high and low closing price of the Common Stock as reported on the Nasdaq National Market on April 5, 2002 pursuant to Rule 457(c).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated April 9, 2002

5,475,000 Shares

CONDUCTUS, INC.

Common Stock

        This prospectus is part of a registration statement that covers 5,475,000 shares of our Common Stock. These shares may be offered and sold from time to time by certain of our stockholders or their transferees, as identified below in the section titled "Selling Stockholders". We will not receive any proceeds from the sale of the shares. On March 8, 2002, we issued 3,650,000 shares of our common stock and warrants to purchase 1,825,000 shares of our common stock to certain selling stockholders in a private placement. The selling stockholders may sell the shares from time to time on the Nasdaq National Market in regular brokerage transactions, in transactions directly with market makers or in certain privately negotiated transactions. For additional information on the methods of sale, you should refer to the section titled "Plan of Distribution". Each selling stockholder has advised us that no sale or distribution other than as disclosed herein will be effected until after this prospectus shall have been appropriately amended or supplemented, if required, to set forth the terms thereof. Selling commissions, brokerage fees and any applicable stock transfer taxes are payable individually by the selling stockholders.

        On April 5, 2002, the last sale price of our common stock on the Nasdaq National Market was $2.32 per share.

        Investing in the shares involves considerable risks. See "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2001, which is incorporated by reference herein.

        These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or an state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated            , 2002

THE COMPANY	1
RISK FACTORS	1
USE OF PROCEEDS	1
ISSUANCE OF COMMON STOCK AND WARRANTS TO SELLING STOCKHOLDERS	1
SELLING STOCKHOLDERS	1
PLAN OF DISTRIBUTION	3
LEGAL MATTERS	4
EXPERTS	5
WHERE YOU CAN FIND MORE INFORMATION	5

        No person has been authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any of the securities offered hereby by anyone in any jurisdiction in which it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of the prospectus.

THE COMPANY

        Conductus, Inc., was founded in 1987 and is based in Sunnyvale, California. Conductus develops, manufactures and markets electronic components and systems based on superconductors for applications in the worldwide telecommunications market. For many applications, the unique properties of superconductors offer significant performance advantages over products based on conventional copper electronic components. These advantages, including improved sensitivities and efficiencies, can lower the cost or improve the performance of electronic components at the system level.

Our address:

Conductus, Inc.
969 W. Maude Avenue
Sunnyvale, California 94085
(408) 523-9950

        As used in this prospectus, "we," "us," "our" and "Conductus" refer to Conductus, Inc., a Delaware corporation.

RISK FACTORS

        An investment in our common stock involves a high degree of risk. You should carefully consider the information contained in the section titled "Business—Risks" in Item I of our Annual Report on Form 10-K, as updated by our Form 10-Qs, together with the other information contained in, or incorporated by reference into, this prospectus, before you decide whether to buy our common stock. If any of the events described in those risks actually occurs, the market price of our common stock could decline, and you may lose all or part of the money you paid to buy our common stock.

USE OF PROCEEDS

        The proceeds from the sale of the common stock offered by this prospectus are solely for the account of the selling stockholders. Conductus will not receive any proceeds from the sale of these shares of common stock. To the extent we receive cash upon any exercise of the warrants, we expect to use that cash for general corporate purposes.

ISSUANCE OF COMMON STOCK AND WARRANTS TO SELLING STOCKHOLDERS

        On March 26, 2002, we issued 3,650,000 shares of our common stock and warrants to purchase 1,825,000 shares of our common stock to certain selling stockholders in a private placement. This prospectus covers the resale of the shares of common stock issued in the private placement as well as the shares issuable upon conversion of the warrants.

SELLING STOCKHOLDERS

        The following table sets forth certain information as of April 9, 2002, with respect to the selling stockholders. The following table assumes that the selling stockholders sell all of the shares offered by this prospectus. We are unable to determine the exact number of shares that actually will be sold.

        The number and percentage of shares beneficially owned is based on 22,445,922 shares outstanding at March 31, 2002, determined in accordance with Rule 13d-3 of the Exchange Act. The information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which an individual has sole or shared voting power or investment power, and also includes shares which an individual has the right to acquire within 60 days of April 9, 2002, through the exercise of any stock option or other right. For the purposes of determining beneficial ownership under this Selling Stockholder table, we have also included shares of stock issuable upon exercise of the warrants which were issued and sold on March 26, 2002, and which are exercisable commencing on September 27, 2002. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

        No selling stockholder has had any material relationship with us or any of our predecessors or affiliates within the last three years.

	Shares Beneficially Owned Prior to the Offering(1)
			Shares Offered by this Prospectus		Shares Beneficially Owned After the Offering
Selling Stockholder
	Number		Number		Number	Percent
Special Situations Fund III, L.P.(2)	2,137,500	(5)	2,137,500	(5)	0	*
Special Situations Cayman Fund, L.P.(2)	712,500	(6)	712,500	(6)	0	*
Special Situations Private Equity Fund, L.P.(2)	1,050,000	(7)	1,050,000	(7)	0	*
Special Situations Technology Fund, L.P.(2)	525,000	(8)	525,000	(8)	0	*
Microcapital Fund LP(3)	165,000	(9)	165,000	(9)	0	*
Microcapital Fund LTD(3)	135,000	(10)	135,000	(10)	0	*
Micro Cap Partners, L.P.(4)	2,153,945	(11)	750,000	(11)	1,403,945	6.19%

*
Less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes sole or shared voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants or shares of convertible preferred stock currently exercisable or convertible, or exercisable or convertible within 60 days of April 9, 2002 are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrant but are not outstanding for purposes of computing the percentage of any other person. For the purposes of determining beneficial ownership under this Selling Stockholder table, we have also included shares of stock issuable upon exercise of the warrants which were issued and sold on March 26, 2002, and which are exercisable commencing on September 27, 2002. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned.

(2)
MGP Advisors Limited ("MGP") is the general partner of Special Situations Fund III, L.P. AWM Investment Company, Inc. ("AWM") is the general partner of MGP and the general partner of and investment adviser to the Special Situations Cayman Fund, L.P. MG Advisers, L.L.C. ("MG") is the general partner of and investment adviser to the Special Situations Private Equity Fund, L.P. SST Advisers, L.L.C. ("SSTA") is the general partner of and investment adviser to the Special Situations Technology Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP, AWM, MG and SSTA and are principally responsible for the selection, acquisition and disposition of the portfolio securities by each investment adviser on behalf of its fund.

(3)
MicroCapital LLC is the general partner and investment advisor to MicroCapital Fund LP and MicroCapital Fund Ltd. Ian P. Ellis is the principal owner of MicroCapital LLC and has sole responsibility for the selection, acquisition and disposition of the portfolio securities by MicroCapital LLC on behalf of its funds

(4)
Palo Alto Investors, Inc. is the manager of Palo Alto Investors, LLC. William L. Edwards is the controlling shareholder of Palo Alto Investors, Inc. Palo Alto Investors, LLC is the general partner of Micro Cap Partners, L.P., an investment limited partnership.

(5)
Includes 712,500 shares of common stock issuable upon exercise of a warrant exercisable commencing on September 27, 2002.

(6)
Includes 237,500 shares of common stock issuable upon exercise of a warrant exercisable commencing on September 27, 2002.

(7)
Includes 350,000 shares of common stock issuable upon exercise of a warrant commencing on September 27, 2002.

(8)
Includes 175,000 shares of common stock issuable upon exercise of a warrant commencing on September 27, 2002.

(9)
Includes 55,000 shares of common stock issuable upon exercise of a warrant commencing on September 27, 2002.

(10)
Includes 45,000 shares of common stock issuable upon exercise of a warrant commencing on September 27, 2002.

(11)
Includes 250,000 shares of common stock issuable upon exercise of a warrant commencing on September 27, 2002.

PLAN OF DISTRIBUTION

        The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders. The term "selling stockholders" includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customarily received in the types of transactions involved.

        The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

  •
  on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;

  •
  in the over-the-counter market;

  •
  in transactions otherwise than on these exchanges or systems or in the over-the-counter market, including negotiated sales;

  •
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

  •
  through the settlement of short sales.

        In connection with the sale of our common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders also may pledge or hypothecate shares to a broker-dealer or other financial institution, and, upon default, such broker-dealer or other financial institution may effect sales of the pledge shares pursuant to this prospectus (as supplemented or amended to reflect such transaction). In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate.

        The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, we will receive the exercise price of the warrants, which is $2.75 per share.

        In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

        The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulations, particularly Regulation M.

        We will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

        In addition, any shares covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

        To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

        We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) the date all of the shares covered by this prospectus have been sold and (2) the date on which all of the shares covered by this prospectus may be sold pursuant to Rule 144(k) of the Securities Act.

LEGAL MATTERS

        Orrick, Herrington & Sutcliffe LLP, counsel to Conductus, will pass upon the validity of the common stock offered in this offering.

EXPERTS

        The financial statements of Conductus, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We file proxy statements and annual, quarterly and special reports and other information with the SEC. You may read and copy any document we file at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov. Reports, proxy and information statements and other information concerning Conductus may be inspected at The Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006.

        The SEC allows us to "incorporate by reference" certain of our publicly-filed documents into this prospectus, which means that information included in those documents is considered part of this prospectus. Information that we file with the SEC after April 9, 2002 will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the selling stockholders have sold all the shares.

        The following documents filed with the SEC are incorporated by reference in this prospectus:

  1.
  Our Annual Report on Form 10-K for the year ended December 31, 2001 (File No 000-11915).

  2.
  Our definitive Proxy Statement to be filed on or about April 22, 2002, in connection with our May 30, 2002 Annual Meeting of Stockholders.

  3.
  Our Registration Statement No. 000-19915 on Form 8-A filed with the SEC on March 6, 1992, and amended on July 6, 1993, pursuant to Section 12(b) of the 1934 Act, in which there is described the terms, rights and provisions applicable to Conductus' outstanding stock.

  4.
  Our Registration Statement No. 000-19915 on Form 8-A filed with the SEC on January 29, 1998, pursuant to Section 12(g) of the 1934 Act, in which there is described additional terms, rights and provisions applicable to Conductus' outstanding stock.

        Upon written or oral request, we will provide without charge to each person to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). Requests should be submitted in writing or by telephone at (408) 523-9950 to Chief Financial Officer, Conductus, Inc., at the principal executive offices of the Company, 969 W. Maude Avenue, Sunnyvale, California 94085.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

        The following table sets forth the costs and expenses payable by the Registrant in connection with the sale and distribution of the common stock being registered. Selling commissions and brokerage fees and any applicable transfer taxes and fees and disbursements of counsel for the selling stockholders are payable individually by the selling stockholders. All amounts shown are estimates except the SEC registration fee and the Nasdaq listing fee.

Securities and Exchange Commission Registration fee	$1,168.58
Printing and engraving expenses	$10,000.00
Legal fees and expenses	$35,000.00
Accounting fees and expenses	$10,000.00
Transfer agent fees	$5,000.00
Miscellaneous fees and expenses	$5,000.00

Total	$66,168.58

Item 15. Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article VII, Section 6, of the Registrant's bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty as directors to Conductus and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to Conductus for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its officers and directors, a form of which is incorporated herein by reference. The Indemnification Agreements provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 16. Exhibits

  (a)
  Exhibits

Exhibit No.	Description
4.1	Common Stock Purchase Agreement, dated March 8, 2002.
4.2	Warrant to Purchase Common Stock, dated March 8, 2002.
4.3	Registration Rights Agreement, dated March 26, 2002.
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.
23.1	Consent of PricewaterhouseCoopers LLP.
23.3	Consent of Orrick, Herrington & Sutcliffe LLP (included in the opinion filed as Exhibit 5.1).
24.1	Power of Attorney (See Page II-4).
Exhibit No.	Schedule of Omitted Information for Agreements Substantially Identical to Exhibits 4.1 and 4.2
	Name of Entity	Number of Shares
4.1	Microcapital Fund LP Microcapital Fund LTD	110,000 90,000
4.1	Micro Cap Partners, L.P.	500,000
			Number of Shares Covered by Warrant
4.2	Special Situations Cayman Fund, L.P.		237,500
4.2	Special Situations Private Equity Fund, L.P.		350,000
4.2	Special Situations Technology Fund, L.P.		175,000
4.2	Microcapital Fund LP		55,000
4.2	Microcapital Fund LTD		45,000
4.2	Micro Cap Partners, L.P.		250,000

Item 17. Undertakings

        The undersigned Registrant hereby undertakes:

        (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California on this 9th day of April, 2002.

CONDUCTUS, INC.
By:	/s/ CHARLES E. SHALVOY Charles E. Shalvoy President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Conductus, Inc., a Delaware corporation, do hereby constitute and appoint jointly and severally, Charles E. Shalvoy and Ron Wilderink, and each of them, the lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratified and confirms all that said attorneys and agents or any of them shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHARLES E. SHALVOY Charles E. Shalvoy	President, Chief Executive Officer and Director (Principal Executive Officer)	April 9, 2002
/s/ RON WILDERINK Ron Wilderink	Vice President of Finance Chief Financial Officer and Secretary (Principal Accounting Officer)	April 9, 2002
/s/ JOHN F. SHOCH, PH.D. John F. Shoch, Ph.D.	Chairman of the Board of Directors	April 9, 2002
/s/ ROBERT M. JANOWIAK Robert M. Janowiak	Director	April 9, 2002
/s/ MARTIN A. KAPLAN Martin A. Kaplan	Director	April 9, 2002
/s/ DAVID L. SHORT David L. Short	Director	April 9, 2002

QuickLinks

THE COMPANY
RISK FACTORS
USE OF PROCEEDS
ISSUANCE OF COMMON STOCK AND WARRANTS TO SELLING STOCKHOLDERS
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution
  Item 15. Indemnification of Directors and Officers
  Item 16. Exhibits
  Item 17. Undertakings
SIGNATURES
POWER OF ATTORNEY